Exhibit 99.2

AMENDMENT NO. 1

TO THE

QUANTA SERVICES, INC.

2007 STOCK INCENTIVE PLAN

This Amendment No. 1 to the Quanta Services, Inc. 2007 Stock Incentive Plan (the “Plan”) is made on behalf of Quanta Services, Inc., the sponsor of the Plan, on November 16, 2012.

1. Section 10(a) of the plan is hereby amended in its entirety to read as follows:

“(a) Forfeiture Restrictions. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Grantee and to an obligation of the Grantee to forfeit and surrender the shares to the Company under certain circumstances (the ‘Forfeiture Restrictions’). The Forfeiture Restrictions shall be determined by the Committees in their sole discretion, and the Committees may provide that the Forfeiture Restrictions shall lapse on the passage of time, the attainment of one or more performance goals established by the Committees or the occurrence of such other event or events determined to be appropriate by the Committees. The Forfeiture Restrictions applicable to a particular Restricted Stock Award (which may differ from any other such Restricted Stock Award) shall be stated in the Restricted Stock Agreement and vesting of such Restricted Stock Award shall occur upon the lapse of the Forfeiture Restrictions applicable to such Restricted Stock Award.”

2. Except as specifically modified herein, all terms and conditions of the Plan shall remain in effect.

IN WITNESS WHEREOF, the undersigned has caused this Amendment No. 1 to the Plan to be executed this 16th day of November, 2012.

QUANTA SERVICES, INC.

By:	/s/ James F. O’Neil III
James F. O’Neil III
President and Chief Executive Officer